UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2008

CLEANTECH BIOFUELS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-145939	33-0754902
(Commission File Number)	(IRS Employer Identification No.)

7386 Pershing Ave. St. Louis, Missouri	63130
(Address of Principal Executive Offices)	(Zip Code)

(314) 802-8670
(Registrant's Telephone Number, Including Area Code)

7320 Forsyth, Unit 102, St. Louis, Missouri  63105
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On March 20, 2008, CleanTech Biofuels, Inc. entered into a Sublicense Agreement for an exclusive worldwide license with HFTA, Inc., a California corporation, to use a hydrolysis technology based on nitric acid solely for the production of ethanol from municipal solid waste, which technology was developed at the University of California, Berkeley.  The agreement also grants to us a non-exclusive worldwide license to use the technology to process all other feedstocks.  HFTA, a corporation founded by the inventors of the technology, has the exclusive rights to license the technology.

The terms set out in the agreement required us to pay an initial license fee of $25,000 to HFTA upon execution of the agreement.  We also must pay a second license fee in the amount of $150,000 on September 1, 2009 if we are using the technology at that time.  Additionally, we are required to deposit 2,887,687 shares of our common stock for the benefit of HFTA into an escrow account.  One-third of the shares held in escrow will be released to HFTA upon the earlier of the date that is six months after the date of the agreement or the date we elect to use the HFTA technology in the demonstration plant we are planning to construct.  The remaining two-thirds of the shares held in escrow will be released to HFTA upon completion of the demonstration phase if at that time we elect to incorporate the HFTA technology into the commercial plant we plan to construct.

In addition, we are required to pay a process royalty of 4% of the sales price of ethanol, less taxes and applicable fees, if the sales price is in excess of $1.50 per gallon, 3% of such net sales price if it is between $1.50 and $1.30 per gallon, and 2% of such net sales price if it is less than $1.30 per gallon.  We are also required to pay certain minimum royalties, less the amount of any process royalties paid, commencing in the calendar year ending December 31, 2010 and in subsequent years as follows: (i) 2010 -$25,000; (ii) 2011 - $25,000; (iii) 2012 - $60,000; (iv) increasing by $20,000 per year for each year thereafter until it reaches $120,000 per year; and (v) $120,000 per year thereafter.

Attached hereto as Exhibit 10.1, is the agreement, which is incorporated hereto by this reference.  In addition, the foregoing description is qualified by reference to such agreement.

Section 3 – Securities and Trading Markets

Section 3.02.  Unregistered Sales of Equity Securities

In connection with the Sublicense Agreement described in Item 1.01 of this current report, we are obligated to issue 2,887,687 shares of our common stock for the benefit of HFTA, Inc. into an escrow account.  The stock will be disbursed from the escrow account at such times and amounts as described in Item 1.01 of this current report.  The issuance of such shares will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

Section 9.01 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description
	10.1	Sublicense Agreement among SRS Energy, Inc., CleanTech Biofuels, Inc. and HFTA for Methods and Apparatus for Treating Biomass Material.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2008

CLEANTECH BIOFUELS, INC.

By:	/s/ Edward P. Hennessey, Jr.
Edward P. Hennessey, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sublicense Agreement among SRS Energy, Inc., CleanTech Biofuels, Inc. and HFTA for Methods and Apparatus for Treating Biomass Material.